SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2006

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

Delaware Delaware (States or Other Jurisdiction of Incorporation)	001-14387 001-13663 (Commission file Numbers)	06-1522496 06-1493538 (IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT (Address of Principal Executive Offices)		06831 (Zip Code)

Registrants’ telephone number, including area code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

1.     Employment Agreement with Michael J. Kneeland

We entered into an employment agreement, including a grant of Restricted Stock Units (“RSUs”), with Michael J. Kneeland, our Executive Vice President, Operations, on June 5, 2006. Certain summary information concerning this agreement (and the RSU grant) is set forth below:

          Base Salary. As has previously been disclosed, Mr. Kneeland will be paid a base salary at the annual rate of $400,000.

         Bonus. Mr. Kneeland will be eligible to receive an annual cash incentive bonus pursuant to the terms of the company’s Annual Incentive Compensation Plan, with a target amount of 100% of his base salary and a maximum bonus of 125% of his base salary.

Restricted Stock Units. Mr. Kneeland was granted 100,000 RSUs under the United Rentals, Inc. 2001 Comprehensive Stock Plan. 50,000 of the RSUs will vest ratably in three substantially equal installments on each of May 15, 2007, 2008 and 2009 and the other 50,000 RSUs will vest based upon the achievement of four performance goals: (i) specified increases in return on invested capital; (ii) specified reductions of selling, general and administrative expenses (“SGA”) as a percentage of annual revenue; (iii) specified contractor supply sales gross margin; and (iv) specified diluted earnings per share (“EPS”). Upon vesting of RSUs, the company will withhold from the number of shares to be delivered to Mr. Kneeland a number of shares equal to the minimum of the company’s tax withholding requirements.

Termination, Severance and Change in Control. Mr. Kneeland will be employed by us at will, and we or Mr. Kneeland may at any time terminate the employment relationship for any reason or no reason. However, if we terminate Mr. Kneeland’s employment without Cause or he resigns for Good Reason (as such terms are defined in his employment agreement), we are required to continue to pay his base salary for two years following such termination or resignation and a pro-rata number of the time-vested RSUs scheduled to vest on the following May 15 will become vested. In addition, upon a Change in Control (as defined in the applicable plan) all of the time-vested RSUs that have not yet vested will become vested, and in the event of a termination without Cause or resignation for Good Reason within 12 months following a Change in Control, all of the RSUs that vest on a performance basis will become vested (unless such Change in Control is a going-private transaction, in which case all of the RSUs that vest on a performance basis will become immediately vested).

2.     Award Agreements for Grant of Restricted Stock Units

Grants of Restricted Stock Units. On May 30, 2006, the Compensation Committee of the Board of Directors approved grants of RSUs to Martin E. Welch, our Executive Vice President and Chief Financial Officer, and Wayland R. Hicks, our Vice Chairman and Chief Executive Officer, under the United Rentals, Inc. 2001 Comprehensive Stock Plan.

Mr. Welch was granted 190,000 RSUs. 100,000 RSUs will vest ratably in three substantially equal installments on each of March 31, 2007, 2008 and 2009. The remaining 90,000 RSUs will vest based upon the achievement of the following performance goals: (i) specified changes to the financial consolidation and reporting, planning and budgeting application, and accounting services; (ii) specified reductions of SGA as a percentage of annual revenue; (iii) specified increases in return on invested capital; and (iv) specified diluted EPS. Upon vesting of RSUs, the company will withhold from the number of shares to be delivered to Mr. Welch a number of shares equal to the minimum of the company’s tax withholding requirements. In addition, the grant agreement provides that upon a termination without Cause or a resignation for Good Reason (as such terms are defined in his employment agreement), a pro-rata number of the time-vested RSUs scheduled to vest on the following March 31 will become vested. Also, upon a Change in Control (as defined in the applicable plan) all of the time-vested RSUs that have not yet vested will become vested, and in the event of a termination without Cause or resignation for Good Reason within 12 months following a Change in Control, all of the RSUs that vest on a performance basis will become vested (unless such Change in Control is a going-private transaction, in which case all of the RSUs that vest on a performance basis will become immediately vested).

Mr. Hicks was granted 150,000 RSUs. 50,000 RSUs will vest in three substantially equal installments on each of May 15, 2007, 2008 and 2009. The remaining 100,000 RSUs will vest based upon the achievement of the following performance goals: (i) specified increases in return on invested capital; and (ii) specified diluted EPS. Mr. Hicks’ RSUs will generally be paid three years after they vest, subject to earlier payment upon (i) termination of employment for any reason; or (ii) certain specified types of change of control. In addition, the grant agreement provides that upon a termination without Cause or upon death or disability, or a resignation for Good Reason (as such terms are defined in his employment agreement), a pro-rata number of the time-vested RSUs scheduled to vest on the following May 15 will become vested (and upon death or disability, any performance-vested units that otherwise would have vested with respect to the year in which such death or disability occurred will become vested on the applicable vesting date). Also, upon a Change in Control (as defined in the applicable plan) all of the time-vested RSUs that have not yet vested will become vested, and in the event of a termination without Cause or resignation for Good Reason within 12 months following a Change in Control, all of the RSUs that vest on a performance basis will become vested (unless such Change in Control is a going-private transaction, in which case all of the RSUs that vest on a performance basis will become immediately vested).

3.     Revision to Compensation Plan for Non-Employee Directors

On May 31, 2006, upon the recommendation of the Compensation Committee of the Board of Directors, the Board approved changes to the compensation program for non-employee directors. Certain summary information concerning changes to the key terms of the compensation program for non-employee directors is set forth below:

Annual Board Retainer. The annual cash retainer will be increased from $45,000 to $55,000.

Annual Equity Grant. Deferred restricted stock units will replace the annual grant of 3,000 stock options. Directors will receive $45,000 in fully vested RSUs, to generally be paid after three years.

Board Meeting Fee. The Board meeting fee will be increased from $1,500 to $2,000.

Annual Retainers. The Lead Director will receive an annual retainer of $7,500. The chairpersons of the Audit Committee and the Special Committee will receive increased annual retainers of $12,500 (instead of the current $10,000), and the chairpersons of the Compensation Committee and the Nominating and Governance Committee will receive increased annual retainers of $7,500 (instead of the current $5,000).

Stock Ownership. A stock ownership program providing for three times the annual cash retainer to be achieved within four years will be implemented.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of June, 2006.

UNITED RENTALS, INC.

By: /s/ Martin E. Welch
Name: Martin E. Welch
Title:   Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By: /s/ Martin E. Welch
Name: Martin E. Welch
Title:   Chief Financial Officer